UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 12, 2024
Solventum Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-41968	92-2008841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3M Center, Building 275-6W
2510 Conway Avenue East
Maplewood, MN 55144

(Address of Principal Executive Offices, including Zip code)

(651) 733-1110

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SOLV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 12, 2024, the Board of Directors (the “Board”) of Solventum Corporation (the “Company”) elected Shirley A. Edwards to the Company’s Board, effective April 12, 2024. Ms. Edwards was a Partner at EY (formerly Ernst & Young LLP) from 2002 to 2022, most recently serving as a Global Client Service Partner from 2017 to 2022.

Ms. Edwards will join the Board as a Class II director, and her term will expire with the terms of the other Class II directors at the 2026 annual meeting of stockholders.

The Board has determined that Ms. Edwards is an independent director under the New York Stock Exchange listing standards. There was no arrangement or understanding between Ms. Edwards and any other persons, pursuant to which Ms. Edwards was appointed to serve on the Board. Additionally, there are no transactions between Ms. Edwards and the Company that require disclosure pursuant to Item 404(a) of Securities and Exchange Commission Regulation S-K. As a director of the Company, Ms. Edwards will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation policy, which generally consists of an annual cash retainer for Board service and an annual grant of restricted stock units.

The Board has appointed Ms. Edwards to the Audit Committee and the Talent Committee of the Board, effective April 12, 2024. The Board has determined that Ms. Edwards is an “audit committee financial expert” as that term is defined by applicable Securities and Exchange Commission regulations.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2024	SOLVENTUM CORPORATION

	By:	/s/Marcela Kirberger
Marcela Kirberger
Chief Legal Affairs Officer, Corporate Secretary